EXHIBIT 10.2

FIRST AMENDMENT TO THE OHIO VALLEY BANK COMPANY
EXECUTIVE DEFERRED COMPENSATION AGREEMENT

WHEREAS, The Ohio Valley Bank Company  (the “Bank”) entered  into  an  Executive  Deferred Compensation Agreement with {EMPLOYEE NAME} (the “Executive”) dated December 18, 2012 (the “Agreement”);

WHEREAS, the Bank and Executive wish to amend the Agreement, pursuant to Section 10.1 of the Agreement, to clarify the pre-retirement death benefit under the Agreement;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Section 5.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

5.1
Death Prior to Termination of Employment.  If the Executive dies prior to Termination of Employment, the Company shall distribute to the Beneficiary the benefit described in this Section 5.1.  This benefit shall be distributed in lieu of the benefits under Article 4.

5.1.1
Amount of Benefit.  The benefit under Section 5.1 is the greater of: a) the Deferral Account balance as of the Executive’s death; or b) the projected Deferral Account balance had the Executive continued to defer at the current rate until Normal Retirement Age.

5.1.2
Payment of Benefit.  The Company shall distribute the benefit to the Beneficiary in one hundred twenty (120) consecutive monthly installments commencing on the first day of the fourth month following the date of the Executive’s death.

IN WITNESS WHEREOF, the Executive and an authorized representative of the Company have signed this Agreement on January 26, 2016.

EXECUTIVE:	COMPANY: THE OHIO VALLEY BANK COMPANY
_______________________________	By: _________________________
Title: ________________________